Exhibit 99.1
General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL 60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	March 28, 2013

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Michael K. Schroering
Chairman of the Board & Chief Executive Officer
Phone: (630) 954-0400 Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Enterprises, Inc. names Andrew J. Norstrud as Chief Financial Officer and Treasurer

OAKBROOK TERRACE, IL, March 28, 2013 - General Employment Enterprises, Inc. (NYSE MKT: JOB) today announced that it has appointed Andrew J. Norstrud as Chief Financial Officer, effective March 28, 2013.

Mr. Norstrud joins General Employment Enterprises, Inc. from Norco Accounting and Consulting where he concentrated his services on assisting companies with mergers and acquisitions and SEC filing requirements. Prior to Norco, Mr. Norstrud served as Chief Financial Officer for Jagged Peak Inc. and Segmentz Inc. In both companies he played an instrumental role in achieving the Company’s strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team, implementing a new accounting system, raising necessary financing and implementing the structure required of public companies. At Segmentz Inc. he also concentrated on completing and integrating strategic acquisitions. Previously, Mr. Norstrud worked for both Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. He brings to General Employment a wealth of knowledge and expertise related to mergers and acquisitions, the processes and procedures to streamline financial reporting and operational controls. Mr. Norstrud earned a Master of Accounting with a systems emphasis from the University of Florida and is a Florida licensed Certified Public Accountant.

“I am excited to join a company with such a long history in the staffing industry and look forward to stabilizing the foundation and accelerating the growth initiatives to achieve our strategic goals,” commented Andrew J. Norstrud.

“Andrew is a highly proactive, result-driven and process-oriented executive manager, with strong accounting, problem solving, administration, organizational, and communication skills,” commented Chief Executive Officer, Michael Schroering. “Andrew’s strong accounting knowledge and leadership style will continue to strengthen the Company’s executive management team, and we are confident Andrew will be instrumental in the ongoing execution of our growth strategy.”

Business Information

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company’s segments consist of the following: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, (b) temporary staffing services in the agricultural industry and (c) temporary staffing services in light industrial staffing.

Forward-Looking Statements

The statements made in this press release which are not historical facts, including the preliminary financial results, are forward-looking statements. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and in our other filings with the SEC. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.